Exhibit 11



                          INDEPENDENT AUDITOR'S CONSENT


To the Board of Trustees and Shareholders of the Elfun Mutual Funds:

We consent to the use of our report dated February 11, 1997 incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


KPMG Peat Marwick LLP

New York, New York
April 29, 1997